United States
Securities and Exchange Commission
Washington, DC 20549

SCHEDULE 14A INFORMATION

Consent Revocation Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )

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☑ Preliminary Consent Revocation Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (2))
☐ Definitive Consent Revocation Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

PRESIDENTIAL LIFE CORPORATION

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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PRELIMINARY CONSENT REVOCATION STATEMENT – SUBJECT TO COMPLETION

PRESIDENTIAL LIFE CORPORATION
69 Lydecker Street
Nyack, New York 10960

[_________ __], 2009

Dear Stockholder:

You probably are aware that Herbert Kurz has commenced a process: (i) to remove, without cause, eight of the nine directors on the Board of Directors (the “Board”) that you elected six months ago (all of the directors other than Mr. Kurz); (ii) to amend the Amended and Restated Bylaws (the “Bylaws”) of Presidential Life Corporation (the “Company”) to set the size of the Board at nine directors and to prevent stockholders or the Board of Directors from changing the Board size without the approval of at least 75% of the directors then in office; (iii) to fill the Board with his hand-picked nominees; and (iv) to repeal all changes to the Bylaws that were made since May 13, 2009. Mr. Kurz proposes to do this by soliciting your consent (the “Kurz Consent Solicitation”) to four proposals, each of which is described in this Consent Revocation Statement.

In light of the inherent conflicts involved in responding to the Kurz Consent Solicitation because Herbert Kurz is a director, the Board delegated to the Independent Committee the authority to respond to the Kurz Consent Solicitation. The Independent Committee is comprised of all seven independent directors of the Company. The Independent Committee, acting on behalf of the Board, believes that:

•	Mr. Kurz’s proposals are intended to enable Mr. Kurz to overturn the Board’s carefully considered and unanimously adopted succession plan, to which he consented, and to reinsert himself as Chief Executive Officer in charge of the day-to-day business activities of the Company. Pursuant to the succession plan, Mr. Kurz relinquished his day-to-day involvement with the Company effective May 12, 2009. Mr. Kurz is 89 years old and will be 90 years old in four months.
•	Mr. Kurz is no longer well suited to act as Chief Executive Officer and principal steward of the public company in which you have invested.
•	The incumbent directors and management have been delivering against the Company’s strategic initiatives and have positioned the Company for additional growth opportunities, while strengthening the Company’s corporate governance structure and practices.

We believe, for the reasons stated above and described in greater detail in the enclosed document, that Mr. Kurz’s actions are not in the best interests of the Company’s stockholders. We are committed to acting in the best interests of all of the Company’s stockholders. We believe that you should oppose the proposals made by Mr. Kurz and allow our current Board of Directors and management to continue to implement and achieve the goals set forth in our strategic plan. Accordingly, we strongly urge you to reject Mr. Kurz’s efforts to remove your Board, which we believe would have a negative impact on the value of your investment.

THE INDEPENDENT COMMITTEE URGES YOU NOT TO SIGN ANY WHITE CONSENT CARD SENT TO YOU BY MR. KURZ, BUT INSTEAD TO SIGN, DATE AND RETURN THE GOLD CONSENT REVOCATION CARD INCLUDED WITH THESE MATERIALS.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR REVOCATION OF CONSENT IS IMPORTANT. PLEASE ACT TODAY. Thank you for your support.

Very truly yours,

/s/ William M. Trust, Jr.
William M. Trust, Jr.
Lead Independent Director

If you have any question about revoking any consent you may have previously given, or if you require assistance, please contact the Independent Committee’s consent revocation solicitor:

Innisfree M&A Incorporated
501 Madison Ave., 20th Floor New York, NY 10022
Stockholders May Call Toll-Free: 888-750-5834
Banks and Brokers May Call Collect: 212-750-5833

Important Notice Regarding Availability of Consent Revocation Materials.

This Consent Revocation Statement is available at [www.presidentiallife.com/      ]

PRELIMINARY CONSENT REVOCATION STATEMENT – SUBJECT TO COMPLETION

PRESIDENTIAL LIFE CORPORATION

69 Lydecker Street
Nyack, New York 10960

[_______ __], 2009

CONSENT REVOCATION STATEMENT

BY THE INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS OF
PRESIDENTIAL LIFE CORPORATION IN OPPOSITION TO
A CONSENT SOLICITATION BY HERBERT KURZ

This Consent Revocation Statement is furnished by the Independent Committee of the Board of Directors, or the Board, of Presidential Life Corporation, a Delaware corporation (“Presidential Life” or the “Company”), to the holders of outstanding shares of the Company’s common stock, par value $0.01 per share, in connection with the Independent Committee’s opposition to the solicitation (the “Kurz Consent Solicitation”) of written stockholder consents by Herbert Kurz, who holds approximately 8.2% of the outstanding common stock of the Company as of November 6, 2009. The Independent Committee is comprised of all seven independent directors of the Company. Your Board of Directors has delegated authority to the Independent Committee with respect to the Kurz Consent Solicitation and Related Matters.

On November 6, 2009, Mr. Kurz filed preliminary consent solicitation materials with the Securities and Exchange Commission (the “SEC”), and thereby publicly announced his intent to seek stockholder consents to remove all members of the Board (other than Mr. Kurz) and replace them with his own slate of hand-picked nominees (the “Kurz Nominees”). The removals would be without cause and without input from the Nominating and Governance Committee. If Mr. Kurz’s proposals are adopted, Mr. Kurz will overturn the Board’s carefully considered and unanimously adopted succession plan, to which he consented, and reinsert himself as Chief Executive Officer in charge of the day-to-day business activities of the Company, which the Independent Committee believes will be detrimental to the Company’s stockholders. Pursuant to the succession plan, Mr. Kurz relinquished his day-to-day involvement effective May 12, 2009. Mr. Kurz is 89 years old and will be 90 years old in four months.

The Independent Committee believes that the Company’s stockholders should have serious concerns about whether the interests and goals of Mr. Kurz may diverge significantly from the interests and goals of the Presidential Life stockholders as a whole. The Independent Committee is also troubled by Mr. Kurz’s failure to disclose clear and concrete plans as to how he intends to realize greater value for your investment in the Company.

The Independent Committee opposes the solicitation by Mr. Kurz. The Independent Committee is committed to acting in the best interests of all Company stockholders.

THE INDEPENDENT COMMITTEE URGES YOU NOT TO SIGN ANY WHITE CONSENT CARD SENT TO YOU BY MR. KURZ, BUT INSTEAD TO SIGN, DATE AND RETURN THE GOLD CONSENT REVOCATION CARD INCLUDED WITH THESE MATERIALS.

In accordance with the Company’s Bylaws, at the request of Mr. Kurz, delivered to the Company on November 10, 2009, the Board has set ___________ __, 2009 as the record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the Kurz Consent Solicitation. Only stockholders of record as of the close of business on __________ __, 2009 may execute, withhold or revoke consents with respect to the Kurz Consent Solicitation.

This Consent Revocation Statement and the enclosed GOLD Consent Revocation Card are first being mailed to stockholders on or about [____________ __], 2009.

If you have previously signed and returned the White consent card, you have every right to change your mind and revoke your consent. Whether or not you have signed the white consent card, we urge you to mark the “YES, REVOKE MY CONSENT” boxes on the enclosed GOLD Consent Revocation Card and to sign, date and mail the card in the postage-paid envelope provided. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will demonstrate support for your Board. Regardless of the number of shares you own, your consent revocation is important. Please act today.

If you have any questions about giving your consent revocation or require assistance, please contact:

INNISFREE M&A INCORPORATED

501 Madison Ave, 20th Floor
New York, NY 10022
Stockholders May Call Toll-Free: 888-750-5834
Banks and Brokers May Call Collect: 212-750-5833

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION STATEMENT

The following are some questions you, as a stockholder of the Company, may have, and answers to those questions. The following is not meant to be a substitute for information contained in the remainder of this consent revocation statement, and the information below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this consent revocation statement. The Independent Committee urges you to carefully read this entire consent revocation statement (including the appendices hereto) prior to making any decision on whether to revoke or grant any consent.

Q: WHO IS MAKING THIS SOLICITATION?

A: The Independent Committee of the Board of Directors is making this consent revocation solicitation on behalf of the Company. The Independent Committee is comprised of all seven independent directors of the Company – William A. DeMilt, W. Thomas Knight, John D. McMahon, Lawrence Read, Lawrence Rivkin, Stanley Rubin and our Lead Independent Director, William M. Trust, Jr.

Q: WHAT ARE WE ASKING YOU TO DO?

A: You are being asked to revoke any consent that you may have previously delivered in support of the proposals described in the Kurz Consent Solicitation and, by doing so, retain your current Board and management, which will continue to act in your best interests.

Q: IF I HAVE ALREADY DELIVERED A CONSENT, IS IT TOO LATE FOR ME TO CHANGE MY MIND?

A: No. Until the requisite number of duly executed, unrevoked consents are delivered to the Company in accordance with Delaware law and the Company’s organizational documents, the consents will not be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a GOLD Consent Revocation Card, as discussed in the following question.

Q: WHAT IS THE EFFECT OF DELIVERING A CONSENT REVOCATION CARD?

A: By marking the “YES, REVOKE MY CONSENT” boxes on the enclosed GOLD Consent Revocation Card and by signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier-dated consent that you may have delivered to Mr. Kurz. Although submitting a Consent Revocation Card will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process. Regardless of the number of shares you own, your consent revocation is important. Please act today.

Q: WHAT SHOULD I DO TO REVOKE MY CONSENT?

A: Mark the “YES, REVOKE MY CONSENT” boxes next to each proposal listed on the GOLD Consent Revocation Card. Then sign, date and return the enclosed GOLD Consent Revocation Card today to Innisfree M&A Incorporated in the postage-paid envelope provided. It is important that you date the GOLD Consent Revocation Card when you sign it.

Q: WHAT HAPPENS IF I DO NOTHING?

A: If you do not return either the GOLD Consent Revocation Card or the white consent card you have received, you will effectively be voting AGAINST Mr. Kurz’s proposals. If you previously marked, signed, dated and mailed a white consent card, and you do nothing more, then you will be voting FOR Mr. Kurz’s proposals.

Q: WHAT HAPPENS IF MR. KURZ’S PROPOSALS PASS?

A: If unrevoked consents representing a majority of our outstanding common stock are delivered to us within 60 days of the earliest dated consent, Donald Barnes, William A. DeMilt, W. Thomas Knight, John D. McMahon, Lawrence Read, Lawrence Rivkin, Stanley Rubin and William M. Trust, Jr. will be removed, without cause, from the Board, which the Independent Committee believes will not be in the best interests of you or your Company. Further, the Kurz Nominees will be elected to the Board, which the Independent Committee also believes will not be in the best interests of you or your Company. The Kurz Nominees intend to reinstate Mr. Kurz as President and Chief Executive Officer of the Company, which the Independent Committee also believes will not be in the best interests of you or your Company.

Q: WHAT IS THE INDEPENDENT COMMITTEE’S POSITION WITH RESPECT TO MR. KURZ’S PROPOSALS?

A: Your Board has delegated to the Independent Committee the authority to make decisions with respect to the Kurz Consent Solicitation. The Independent Committee has determined that the Kurz proposals are not in the best interests of the Company’s stockholders and that stockholders should reject the Kurz proposals. The Independent Committee’s reasons and recommendations are contained in the section entitled “Reasons to Reject the Kurz Consent Solicitation Proposals.”

Q: WHAT DOES THE INDEPENDENT COMMITTEE RECOMMEND?

A: The Independent Committee strongly believes that the solicitation being undertaken by Mr. Kurz is not in the best interests of the Company’s stockholders. The Independent Committee, on behalf of the Board, opposes the solicitation by Mr. Kurz and urges stockholders to reject the Kurz proposals and revoke any consent previously submitted.

Q: WHO IS ENTITLED TO CONSENT, WITHHOLD CONSENT OR REVOKE A PREVIOUSLY GIVEN CONSENT WITH RESPECT TO MR. KURZ’S PROPOSALS?

A: Only stockholders of record of the Company’s common stock on [___________ __], 2009 are entitled to consent, withhold consent or revoke a previously given consent with respect to Mr. Kurz’s proposals.

Q: WHO SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE SOLICITATION?

A: Please call Innisfree M&A Incorporated, toll-free at 888-750-5834.

DESCRIPTION OF THE KURZ CONSENT SOLICITATION

As set forth in his consent solicitation materials filed with the SEC by Mr. Kurz, or the Kurz Consent Solicitation, Mr. Kurz is seeking your consent for the following proposals (the “Kurz Proposals”):

(1)	to remove, without cause, all members of the Company’s Board of Directors (and any person or persons, other than those elected pursuant to his consent solicitation, elected or designated by any of such directors to fill any vacancy or newly created directorship at the time any of the actions proposed to be taken by this consent solicitation become effective), other than Mr. Kurz (the “Removal Proposal”);
(2)	to amend Article III, Section 1 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to fix the size of the Board at nine directors, provided that any amendment to the Bylaws by the Board which would change the number of directors constituting the Board would require the vote of at least 75% of the directors then in office (the “Board Size Proposal”);
(3)	to elect Donna L. Brazile, William J. Flynn, John F. X. Mannion, Donald Shaffer, Douglas B. Sosnik, Daniel M. Theriault, Jerry Warshaw and Cliff L. Wood (the “Kurz Nominees”) as directors of the Company; and
(4)	to repeal each provision of the Bylaws or amendments to the Bylaws that are adopted after May 13, 2009 and before the effectiveness of any of the foregoing proposals and the seating of the Kurz Nominees on the Board (the “Bylaw Proposal”).

As further set forth in the Kurz Consent Solicitation, the Kurz Nominees, if elected, will remove Donald L. Barnes from office and reinstate Mr. Kurz as Chief Executive Officer and President of the Company.

The Independent Committee believes that the principal purpose for Mr. Kurz’s proposals is to enable Mr. Kurz to overturn the Board’s carefully considered and unanimously adopted succession plan, to which he consented, and to reinsert himself in the day-to-day business activities of the Company. Pursuant to the succession plan, Mr. Kurz relinquished his day-to-day involvement effective May 12, 2009. Mr. Kurz is 89 years old. The Independent Committee believes that the Bylaw Proposal is designed to nullify provisions of the Company’s Bylaws that have been and may be adopted by the Board in its efforts to act in and protect the best interests of the Company and its stockholders.

BACKGROUND OF THE KURZ CONSENT SOLICITATION

In April 2008, after careful consideration and thoughtful planning by the Board and extensive consultation and discussion with Mr. Kurz, and with Mr. Kurz’s full agreement and support, the Company adopted a succession plan to position the Company for future growth and success. Pursuant to the succession plan, Mr. Kurz resigned as Chief Executive Officer and President of the Company and Chief Executive Officer of Presidential Life Insurance Company, a wholly owned subsidiary of the Company (the “Insurance Company” and, together with the Company, the “Companies”), and relinquished day-to-day involvement with the Companies, effective May 12, 2009, at the age of 89. Further pursuant to the succession plan, and as originally recommended by Mr. Kurz to the full Board in April 2006, Mr. Barnes was appointed President and Chief Executive Officer of the Companies. Mr. Kurz agreed to the succession plan by delivering his resignation letter to the Companies on April 15, 2008 (with an effective date of May 12, 2009), by voting, along with all the other directors, when the succession plan was unanimously approved by the Board on April 17, 2008, and by signing the minutes of the Board meeting at which the succession plan was adopted. Mr. Kurz confirmed his agreement to comply with the plan through, among other things:

•	the Form 8-K report, dated April 22, 2008, filed with the SEC, which Mr. Kurz signed as of that date;
•	the Proxy Statements, dated April 21, 2008 and April 21, 2009, that were issued to the stockholders of the Company by order of Mr. Kurz and the other Directors;
•	Mr. Kurz’s reaffirmation of the succession plan at the Board meeting on September 8-9, 2008;
•	the 2008 Annual Report, dated April 24, 2009, which contains a signed personal statement from Mr. Kurz, touting the Company’s strong performance accomplished by the “dedicated, competent staff...led by Donald Barnes” and enthusiastically pledging to Mr. Barnes his “full support as Presidential moves onward and upward”;
•	Mr. Kurz’s statement in the Company’s press release dated May 12, 2009 announcing the appointment of Mr. Barnes, that “he will have my full support;” and
•	Mr. Kurz’s vote at the Board meeting on May 13, 2009 in favor of Mr. Barnes’ appointment as President and Chief Executive Officer of the Company.

The announcement of the adoption and implementation of the succession plan was well received in the market and by the rating agencies. Moody’s, in its Rating Action report dated July 8, 2008, among other things, cited the Companies’ succession plan and resulting “improvement in [the Company’s] corporate governance profile” as a primary basis for that agency’s upgrade of its ratings of the Company’s senior unsecured debt and Insurance Company’s financial strength. Moody’s also cautioned that the ratings could be lowered if the “above-enumerated corporate governance changes do not take place on the expected timeframe.” In 2004, Moody’s had downgraded its rating of the Company because of Mr. Kurz’s age (then 84) and the lack of a succession plan.

During the period between the adoption of the succession plan and the effective date of Mr. Kurz’s resignation on May 12, 2009, Mr. Kurz continued to lead the Company and manage its operations on a day-to-day basis. Mr. Kurz did not nominate any director for the Company’s 2009 annual stockholders’ meeting. In fact, Mr. Kurz voted his shares in favor of all of the current directors — the same directors that he is now seeking to remove “without cause”. On May 12, 2009, in accordance with the succession plan, Mr. Kurz’s resignation as Chief Executive Officer and President of the Company and Chief Executive Officer of the Insurance Company became effective and Mr. Barnes assumed the responsibilities of these positions with the full and public support of Mr. Kurz. On October 2, 2009, without making any attempts to engage in meaningful discourse with the Board, Mr. Kurz filed an amendment to his Schedule 13D, disclosing his intention to commence his consent solicitation.

Mr. Kurz beneficially owns an aggregate of 2,432,284 shares of our common stock (approximately 8.2% of the Company’s outstanding common stock). Edythe Kurz, Mr. Kurz’s wife, beneficially owns an aggregate of 112,977 shares of our common stock. Mr. Kurz is a director of the Kurz Family Foundation, Ltd. (the “Foundation”), which beneficially owns an aggregate of 6,164,981 shares of our common stock (approximately 20.8% of the Company’s outstanding common stock). Mr. Kurz’s two adult children, Ellen Kurz and Leonard Kurz, are the other directors of the Foundation.

REASONS TO REJECT THE KURZ CONSENT SOLICITATION PROPOSALS

THE INDEPENDENT COMMITTEE STRONGLY BELIEVES THAT THE CONSENT SOLICITATION CURRENTLY UNDERTAKEN BY MR. KURZ IS NOT IN THE BEST INTERESTS OF THE COMPANY OR ITS STOCKHOLDERS.

The Independent Committee believes that the proposals of Mr. Kurz are not in the best interests of the Company or its stockholders. The Independent Committee believes you should not consent to the Kurz Proposals for several reasons:

Mr. Kurz’s proposals are intended to permit Mr. Kurz , at the age of 89, to overturn the Board’s carefully considered and unanimously adopted succession plan, to which he consented, and to reinsert himself as Chief Executive Officer in charge of the day-to-day business activities of the Company.

The Independent Committee believes that Mr. Kurz is not well suited to act as Chief Executive Officer and principal steward of the public company in which you invested. Pursuant to the succession plan, Mr. Kurz relinquished his day-to-day involvement effective May 12, 2009. The incumbent directors and management have been delivering against the Company’s strategic initiatives and have positioned the Company for additional growth opportunities. The incumbent directors and management have strengthened the Company’s corporate governance structure and practices, including the appointment of a lead independent director.

The Kurz Consent Solicitation is an attempt to remove, without cause, eight duly elected directors who are acting in the best interests of Presidential Life stockholders.

If you consent to Mr. Kurz’s proposals, all of your duly elected directors (other than Mr. Kurz), including the Company’s President and Chief Executive Officer (the “Incumbent Directors”), would be removed, without cause. Mr. Kurz is not even trying to allege that the directors can be removed for cause. Seven of the eight Incumbent Directors are independent directors who are committed to enhancing the Company’s value for all of its stockholders. Each of our current non-employee directors qualifies as “independent” in accordance with the rules of The NASDAQ Stock Market. Our President and Chief Executive Officer, Donald L. Barnes, who was appointed, with Mr. Kurz’s consent, pursuant to the succession plan, is a member of our Board of Directors. At the Company’s most recent annual meeting, held in May 2009, Mr. Kurz voted all of his shares, and those of The Kurz Family Foundation, for the election of all of the Incumbent Directors. The Independent Committee believes that the interests of Presidential Life’s stockholders will be best served if the Incumbent Directors are given the opportunity to continue implementing and achieving the goals set forth in its strategic plan. Mr. Kurz himself concedes that he is seeking to remove the directors “without cause.”

The Independent Committee Believes That It Is Not In The Best Interests of Stockholders for the Kurz Nominees to Serve on the Board.

Mr. Kurz is asking you to consent to the removal, without cause, of eight directors, comprising the entire Board with the exception of Mr. Kurz. If Mr. Kurz’s proposals are adopted, these experienced directors will be replaced by a slate of individuals whose collective experience, we believe, does not make them better qualified to guide the Company. The Kurz Nominees intend to reinstate Mr. Kurz as the Company’s President and Chief Executive Officer. In our view, Mr. Kurz has not disclosed clear and concrete plans as to how Mr. Kurz intends to realize greater value for your investment in the Company. Instead, Mr. Kurz provides only general statements regarding cost reductions and his alleged dissatisfaction with management and the Company’s operating and strategic plans, and in fact concedes that “there can be no assurances that the election of the [Kurz] Nominees will indeed enhance stockholder value.”

Your Board Has and Will Continue to Act in the Best Interests of the Company and All of its Stockholders

Your Board has acted and will continue to act in the best interests of all of the Company’s stockholders. We do not have a staggered board of directors and all of our directors are elected annually. We value input from our stockholders. Since October 2, 2009, when Mr. Kurz filed with the SEC an amendment on Schedule 13D stating his intention to commence the consent solicitation, the Independent Committee has met multiple times to discuss the Kurz Consent Solicitation, the Company’s future and what is in the best interests of the Company’s stockholders. In determining that the Kurz Proposals are not in the best interests of the Company or its stockholders, the Independent Committee considered the information in Mr. Kurz’s Consent Solicitation, the experience of and background of the Kurz Nominees as well as the experience, background and performance of the Incumbent Directors, the financial and strategic position of the Company and the Company’s strategic plan.

WE URGE STOCKHOLDERS TO REJECT THE KURZ CONSENT SOLICITATION AND TO IMMEDIATELY REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

TO ENSURE THAT THE EXISTING BOARD IS ABLE TO CONTINUE TO ACT IN YOUR BEST INTERESTS, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED GOLD CONSENT REVOCATION CARD AS SOON AS POSSIBLE. PLEASE DO NOT DELAY.

THE CONSENT PROCEDURE

BACKGROUND

In accordance with Delaware law and the Company’s organizational documents, at the request of Mr. Kurz delivered to the Board on November 10, 2009, the Board set [___________ __], 2009 as the Record Date for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the Kurz Consent Solicitation. As of the Record Date, there were [29,574,697] shares of the Company’s common stock outstanding, each entitled to one consent.

Only stockholders of record as of the close of business on the Record Date are eligible to execute, withhold or revoke consents in connection with Mr. Kurz’s proposals. Persons beneficially owning shares of the Company’s common stock (but not holders of record), such as persons whose ownership of the Company’s common stock is through a broker, bank or other financial institution, should contact such broker, bank or financial institution and instruct such person to execute the GOLD Consent Revocation Card on their behalf to withhold or revoke their consents.

EFFECTIVENESS OF CONSENTS

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if consents in writing setting forth the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company’s certificate of incorporation does not prohibit stockholder action by written consent. Under Section 228 of the Delaware General Corporation Law, the Kurz Consent Proposals will become effective if valid, unrevoked consents signed by the holders of a majority of the shares of the common stock of the Company outstanding on the Record Date are delivered to the Company within 60 days of the earliest-dated consent delivered to the Company.

BECAUSE MR. KURZ’S PROPOSALS COULD BECOME EFFECTIVE BEFORE THE EXPIRATION OF THE 60-DAY PERIOD, WE URGE YOU TO ACT PROMPTLY TO RETURN THE GOLD CONSENT REVOCATION CARD AS SOON AS POSSIBLE.

EFFECT OF GOLD CONSENT REVOCATION CARD

A stockholder may revoke any previously signed consent by signing, dating and returning to the Company a GOLD Consent Revocation Card. A consent may also be revoked by delivering a written revocation of your consent to Mr. Kurz. Stockholders are urged, however, to return all consent revocations in the enclosed postage-paid envelope. The Company requests that if a revocation is instead delivered to Mr. Kurz, a copy of the revocation also be delivered to the Company, c/o Innisfree M&A Incorporated, at the address set forth above, so that the Company will be aware of all revocations.

Unless you specify otherwise, by signing, dating and delivering the GOLD Consent Revocation Card, you will be deemed to have revoked your consent to all of Mr. Kurz’s proposals.

Any consent revocation may itself be revoked by marking, signing, dating and delivering a written revocation of your Consent Revocation Card to the Company or to Mr. Kurz.

If any shares of common stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar “street name” holder, you are not entitled to vote such shares directly, but rather must give instructions to your stock brokerage firm, bank nominee or other similar “street name” holder to grant or revoke consent for the shares of common stock held in your name. Accordingly, you should contact the person responsible for your account and direct him or her to execute the enclosed GOLD Consent Revocation Card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company, c/o Innisfree M&A Incorporated at the address set forth above so that the Company will be aware of your instructions and can attempt to ensure such instructions are followed.

YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO MR. KURZ. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN, IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, THE GOLD CONSENT REVOCATION CARD WITH RESPECT TO MR. KURZ’S CONSENT PROPOSALS. THE CONSENT REVOCATION CARD WILL BE USED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO SUCH PROPOSALS.

The Company has retained Innisfree M&A Incorporated to assist it in communicating with stockholders in connection with the Kurz Consent Solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your GOLD Consent Revocation Card or any other questions, Innisfree M&A Incorporated will be pleased to assist you. You may call Innisfree M&A Incorporated toll-free at 888-750-5834.

You should carefully review this Consent Revocation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign or return any White consent cards. Instead, reject the solicitation efforts of Mr. Kurz by promptly completing, signing, dating and mailing the enclosed GOLD Consent Revocation Card to Innisfree M&A Incorporated using the enclosed postage-paid envelope.

RESULTS OF THIS CONSENT REVOCATION SOLICITATION

The Company is in the process of retaining an independent inspector of elections in connection with Mr. Kurz’s solicitation. The Company intends to notify stockholders of the results of the consent revocation solicitation by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K.

SOLICITATION OF CONSENT REVOCATIONS

COST AND METHOD

The cost of the solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures relating to the Company’s current revocation solicitation (other than salaries and wages of officers and employees) will be approximately $[______], of which approximately $[________] has been incurred as of the date hereof. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit revocations by mail, in person or by telephone.

The Company has retained Innisfree M&A Incorporated as solicitors, at an estimated fee of approximately $250,000, plus expenses incurred on the Company’s behalf, to assist in the solicitation of revocations. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company’s consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company’s common stock. Innisfree M&A Incorporated has advised the Company that approximately 50 of its employees will be involved in the solicitation of revocations on behalf of the Company. In addition, certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

INFORMATION REGARDING THE PARTICIPANTS IN THIS CONSENT REVOCATION SOLICITATION

Under applicable regulations of the SEC, each member of the Independent Committee (William A. DeMilt, W. Thomas Knight, John D. McMahon, Lawrence Read, Lawrence Rivkin, Stanley Rubin and William M. Trust, Jr.), Donald Barnes, director, CEO and President, Charles Snyder, Chief Financial Officer, and Mark Abrams, Chief Investment Officer of the Insurance Company, are participants in this solicitation of consent revocations. Please refer to Appendix A “Recent Trading History of Participants in this Consent Revocation Solicitation” and Appendix B “Security Ownership of Certain Beneficial Owners and Management” for information regarding our directors and certain of our executive officers who may be deemed to be participants in the solicitation. The following sets forth the name, principal business address, present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which such employment is carried on, of the directors and officers of the Company who may solicit consent revocations from stockholders of the Company. Unless otherwise set forth below, the principal business address of such participants is 69 Lydecker Street, Nyack, New York 10960.

Donald L. Barnes became the President of the Company and Chief Executive Officer of its wholly owned subsidiary, Presidential Life Insurance Company, effective May 12, 2009 pursuant to the succession plan upon the effective date of Mr. Kurz’s resignation. Previously, he was the Chief Operating Officer of the Insurance Company since 2007 and he has served as President of the Insurance Company since 2000. He has been a director of the Company since 2004 and has been Vice Chairman of the Board since 2005. Mr. Barnes served as Senior Vice President of the Insurance Company from 1995 to 1999 and as Executive Vice President from 1999 to 2000. Prior to that, Mr. Barnes had served as President of Franklin United Life Insurance Company. Mr. Barnes received his B.A. degree from Westmar College and his Masters degree from Northwest Missouri State University. Effective January 2010, Mr. Barnes will become a Director of LICONY. He also serves on the Board of The Nyack Hospital.

William A. DeMilt joined the board of the Company in October 2008. From 2004 until his retirement in 2007, he was the Chief Financial Officer of the United Way of New York City. Previous to that, he was Executive Vice President of Mutual of America Life Insurance Company of New York, which he joined in 1986. At Mutual of America, he served in various capacities including Treasurer, Controller, Auditor, Real Estate Management and Corporate Services. Prior experience includes international banking and public accounting. Mr. DeMilt earned a BBA degree from St. John's University, New York and is a Certified Public Accountant. He is also a director of St. Mary's Healthcare System for Children.

W. Thomas Knight has served as a director of the Insurance Company from 1993 to May 2008. He joined the Board of the Company in May 2008. He served as General Counsel of the Company from 1993 to 2003. Since 1993, Mr. Knight has also served as an independent consultant and as Counsel for the law firm of Davis, Kilmarx, Swan and Bowling of Providence, R.I. Prior to 1993, Mr. Knight was employed by Avon

Products, Inc. as Senior Vice President, General Counsel and Secretary from 1976 to December 1992. He holds a B.A. degree from Brown University, a M.A. degree from Vanderbilt University and J.D. from the University of Virginia.

John D. McMahon joined the board of the Company in October 2008. He was named executive vice-president of Consolidated Edison, Inc. (“Con Edison”) in February 2009. From January 2003 to February 2009, he was president and CEO of Orange and Rockland Utilities, Inc. Prior to being named as president and CEO of Orange and Rockland Utilities, Inc., he was Con Edison’s senior vice-president and general counsel. Mr. McMahon joined Con Edison in 1976. A graduate of Manhattan College and New York Law School, Mr. McMahon has also completed the Advanced Management Program of Harvard Business School. He is also a director of the Fresh Air Fund.

Lawrence Read has served as a director of the Company since 2005. He was a director of the Insurance Company from 2002 to 2005. Since 1986, Mr. Read has been the President and CEO of Lube Management Corp., which operates a chain of retail automotive centers throughout California and provides enterprise software systems for independently owned automotive oil service centers. Since 1999, Mr. Read has been President and Chairman of the Board of North American Lubricants Corporation, a passenger car motor oil manufacturer and reseller throughout the United States. Mr. Read attended Linfield College.

Lawrence Rivkin has been a director of the Company since 1988. Mr. Rivkin earned an LLB degree from Brooklyn Law School in 1950. Since 1951, he has been affiliated with the real estate law firm of Goldfarb and Fleece, as a law clerk, associate, partner, managing partner for over twenty years, and currently and for the last ten years, as of counsel. The firm represents major developers, REITs, real estate investors and corporate clients in large scale transactional matters, developments and leases in New York City and across the country. Mr. Rivkin is a long-time member of the New York City Bar Association, having served on its Real Estate Law Committee, and is a founding member of the American College of Real Estate Lawyers. He has lectured on Real Estate Law for the Practicing Law Institute. Mr. Rivkin was a trustee of the Educational Alliance, one of New York’s oldest settlement houses, for many years and is presently an honorary trustee.

Stanley Rubin joined the Board of the Company in May 2008. Mr. Rubin previously served on the Board of the Company from May 2003 to February 2004, and on the Board of the Insurance Company from September 2000 to May 2008. He served as Chief Investment Officer of the Insurance Company from November 1999, and Executive Vice-President of the Company from September 2000 to his retirement on September 30, 2003. Prior to that, Mr. Rubin served as Senior Vice President, Vice President and general analyst upon his joining the Insurance Company in 1986. Prior to joining the Company, Mr. Rubin served for 16 years with the National Association of Insurance Commission. In addition to his board duties, Mr. Rubin serves as a director of The Community YMCA, Red Bank, New Jersey and has been active with various community service organizations since his retirement from the Insurance Company. Mr. Rubin holds a B.S. degree in Management from New York University and an MBA from Adelphi University.

William M. Trust, Jr. has been a director of the Company since May 2008 and was appointed Lead Independent Director on November 6, 2009. Since 2004, he has served as a Principal in Innovation Management Consulting. Mr. Trust holds a BBA from the Univ. of The City of New York and an MBA in Management from Baruch College and he is a CPA. Prior to starting his consulting practice, he held President, CEO and Chief Financial Officer positions in various privately held companies. Mr. Trust has extensive international experience having been the Executive Director of an international architectural firm and the Executive VP of an international transportation holding company. His experience also includes the Controllership of Teleprompter Corporation, a NYSE-listed company, and the Chief Accounting Officer of American Securities Corporation, an investment banking firm. In addition, he has also been a board member of numerous domestic and international corporations and joint ventures. Mr. Trust serves as Chairman of the Board of The Nyack Hospital and is on the Board of the Jawonio Foundation, Inc. and the New York Presbyterian Health Care System.

Mark Abrams has served as Chief Investment Officer of the Insurance Company since November 2003 and as Executive Vice President since 2005. He was Senior Vice President of the Insurance Company from 2001 to 2005. Prior to that, Mr. Abrams served as Vice President of the Insurance Company since October 1994. Mr. Abrams currently serves as a director of the Insurance Company. Mr. Abrams received a B.A. degree from Hobart College.

Charles Snyder has served as Chief Financial Officer of the Company and the Insurance Company since 2004. Prior to that, Mr. Snyder served as Treasurer of the Insurance Company from 2000 to 2004 and as Controller from 1989 to 2000. Mr. Snyder currently serves as a director of the Insurance Company. Mr. Snyder received his B.S. degree from Elmira College and he is a CPA.

The Company has entered into employment agreements with Charles Snyder, Mark Abrams and Donald Barnes for a term of three years each. The agreements provide for severance pay if the executive is terminated without cause by the Company at any time, with payment equal to the greater of (i) the remaining salary and benefits due under the contract or (ii) two years’ salary at the current rate of salary compensation, payable in installments in accordance with the Company’s standard payroll procedures. The vesting of equity compensation will not be accelerated upon such a termination. If employment is terminated by the Company for cause or by the executives, there are no severance benefits.

Our certificate of incorporation and bylaws contain provisions that limit the liability of our directors and provide for indemnification of our officers and directors to the full extent permitted under Delaware law. Under our certificate of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. In addition, we have entered into separate indemnification agreements with each of our directors that could require the Company to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. Such provisions do not, however, affect liability for any breach of a director’s duty of loyalty to the Company or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Such limitation of liability also does not limit a director’s liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

Except as described in this Consent Revocation Statement or Appendix A or Appendix B, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of our Company or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Consent Revocation Statement or Appendix A or Appendix B, none of the participants’ associates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Consent Revocation Statement or Appendix A or Appendix B, neither we nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon pursuant to this Consent Revocation Statement or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Consent Revocation Statement or Appendix A or Appendix B, neither of the Company, the participants nor any of their associates has had, or will have, a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Consent Revocation Statement or Appendix A or Appendix B, neither the Company, the participants, nor any of their affiliates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or its affiliates will or may be a party.

Other than as set forth in this Consent Revocation Statement or Appendix A or Appendix B, there is no material legal proceeding in which any of the directors or executive officers of the Company or any of their affiliates is a party adverse to the Company or any of its subsidiaries, or proceeding in which such nominees or affiliates have a material interest adverse to the Company or any of its subsidiaries. Other than the persons described above and in Appendix A, no general class of employees of the Company will be employed to solicit stockholders. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation of revocations of consents.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

Appendix B to this Consent Revocation Statement sets forth information regarding beneficial ownership of the Company’s common stock by certain beneficial owners, directors and the Company’s management as of [_____________ __], 2009. There were [29,574,697] shares of the Company’s common stock outstanding and entitled to consent as of [_____________ __], 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires our directors and certain of our officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC within two business days of the reported change. SEC regulations also require these persons to furnish us with a copy of all Section 16(a) forms they file. In addition, SEC regulations require us to report forms that were not timely filed. Based solely on our review of the copies of the forms furnished to us and written representations from our officers who are required to file Section 16(a) forms and our directors, we believe that all Section 16(a) filing requirements were met during fiscal 2008 with the exception of the following transactions reported on Section 16(a) forms, which were not filed in a timely manner:

Filing Person / Form Type	Nature of Transaction	Date of Transaction / Reportable Event	Date of Filing
Herbert Kurz / Form 4	Acquisition of 1,000 shares	September 2, 2008	September 8, 2008
Herbert Kurz / Form 4	Acquisition of 1,000 shares	September 2, 2008	September 8, 2008
Herbert Kurz / Form 4	Acquisition of 1,000 shares	September 3, 2008	September 8, 2008
Herbert Kurz / Form 4	Acquisition of 1,000 shares	September 8, 2008	September 11, 2008
Herbert Kurz / Form 4	Acquisition of 1,000 shares	September 12, 2008	September 17, 2008
Kurz Family Foundation, Ltd. / Form 3	Ownership of 6,164,984 shares	October 28, 2008	February 20, 2009
William Trust, Jr. / Form 4	Acquisition of 38 shares	July 1, 2008	August 7, 2009
William Trust, Jr. / Form 4	Acquisition of 39 shares	October 1, 2008	August 7, 2009
Donald Barnes / Form 4	Acquisition of 494 shares	October 2, 2008	October 7, 2008
John McMahon / Form 4	Acquisition of 2,000 shares	November 14, 2008	November 19, 2008

FORWARD-LOOKING STATEMENTS

This Consent Revocation Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of words such as “expects,” “intends,” “hopes,” “anticipates,” “believes,” “could,” “may” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are only predictions that are subject to risks and uncertainties, including those detailed from time to time in filings the Company makes with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which could render actual outcomes and results materially different than predicted.

APPENDIX A

RECENT TRADING HISTORY OF PARTICIPANTS
IN THIS CONSENT REVOCATION SOLICITATION

The following is a list of all acquisitions and dispositions of the common stock of Presidential Life Corporation (the “Company”) which were made during the last two years by persons who may be deemed participants in the Company’s solicitation of revocations of consent.

	Date	Acquired	Disposed	Price Per Share
Mark Abrams	11/18/2008	2,000		$6.79
Donald Barnes	11/20/2007	3,000		$14.70
	6/12/2008	9,312		$10.90
	7/2/2008	415		$15.86
	10/2/2008	494		$15.78
	11/14/2008	5,000		$7.50
	1/2/2009	450		$9.44
	3/12/2009	200		$6.50
	3/12/2009	1,800		$6.46
	4/2/2009	475		$8.99
	7/2/2009	569		$7.78
	10/2/2009	451		$9.90
William DeMilt	11/14/2008	1,000		$7.57
	12/15/2008	500		$9.05
	1/2/2009	7		$9.08
	3/30/2009	1,000		$7.47
	4/1/2009	11		$7.97
	7/1/2009	18		$8.67
	10/1/2009	14		$10.99
John McMahon	11/14/2008	2,000		$8.09
	5/28/2009	3,000		$8.70
Lawrence Read	11/19/2007	450		$16.75
	6/17/2008	72		$17.42
Lawrence Rivkin	12/10/2007		1,025	$17.83
Stanley Rubin	5/14/2008	500		$16.74
	7/15/2008	500		$14.85
	11/18/2008	500		$6.84
	1/2/2009	10		$9.61
	4/1/2009	12		$7.96
Charles Snyder	11/26/2007	2,500		$10.90
William Trust, Jr.	6/9/2008	1,900		$17.33
	6/9/2008	3,100		$17.35
	7/1/2008	38		$15.92
	10/1/2008	39		$16.12
	1/2/2009	35		$9.61
	3/18/2009	5,000		$7.70
	4/1/2009	40		$8.37
	7/1/2009	18		$8.67
	7/1/2009	19		$8.67

A-1

APPENDIX B

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information, as of September 3, 2009, regarding the beneficial ownership of our common stock by:

•	each stockholder known to us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our directors and each of our named executive officers; and
•	all of our directors and executive officers as a group.

The percentage of beneficial ownership for the table is based on approximately [29,574,697] shares of our common stock outstanding as of [_____________ __], 2009. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock. Unless otherwise indicated, each beneficial owner listed below maintains a mailing address of c/o Presidential Life Corporation, 69 Lydecker Street, Nyack, New York 10960.

The number of shares beneficially owned by each stockholder is determined under SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power and those shares of common stock that the stockholder has the right to acquire within 60 days after [_________ __], 2009, including through the exercise of any equity award. The “Percentage of Shares Outstanding” column treats as outstanding all shares underlying equity awards held by the stockholder, but not shares underlying equity awards held by other stockholders.

B-1

	Presidential Life Shares Beneficially Owned(1)(2)
	Number of Shares	Percentage of Shares Outstanding
Directors and Named Executive Officers:
Herbert Kurz(3)(4)	2,432,284	8.2%
Lawrence Rivkin(5)	82,205	(6)
Donald Barnes	73,137	(6)
Jerrold Scher	3,128	(6)
Mark Abrams	9,645	(6)
Charles Snyder	5,663	(6)
John D. McMahon	5,000	(6)
William A. DeMilt	2,537	(6)
Lawrence Read	5,522	(6)
W. Thomas Knight	1,732	(6)
Stanley Rubin	8,757	(6)
William M. Trust, Jr.	10,189	(6)
Directors and executive officers as a group (12 persons)	2,635,073	8.9%
5% Stockholders:
The Kurz Family Foundation, Ltd.(7)	6,164,981	20.8%
Herbert Kurz(3)(4)	2,432,284	8.2%
Dimensional Fund Advisors, Inc.(8)	2,266,814	7.7%
Barclays Global Investors, NA(9)	1,649,124	5.6%

(1)	Certain of the shares shown in this table are shares as to which the persons named in this table have the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
(2)	Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.
(3)	The address for Mr. Kurz is c/o Presidential Life Corporation, 69 Lydecker Street, Nyack, New York 10960.
(4)	Excludes 112,977 shares of Common Stock beneficially held by Mr. Kurz's wife and 6,164,981 shares of Common Stock beneficially held by The Kurz Family Foundation, Ltd., a charitable foundation of which Mr. Kurz is a director. Mr. Kurz disclaims beneficial ownership of the shares held by his wife and the Foundation.
(5)	Excludes 1,716 shares of Common Stock beneficially held by Mr. Rivkin's wife. Mr. Rivkin disclaims beneficial ownership of the shares held by his wife.
(6)	Less than one percent.
(7)	The address for The Kurz Family Foundation, Ltd. is c/o Anthony Montalbano, Esq., Montalbano, Condon & Frank, P.C., 67 North Main Street, 3rd Floor, New York, New York 10956.
(8)	The address for Dimensional Fund Advisors, Inc. (“Dimensional”) is 1299 Ocean Avenue, Santa Monica, California 90401-1038. Information as to the beneficial ownership of Shares and address of Dimensional is as reported in the Company’s 2009 Proxy Statement.
(9)	The address for Barclays Global Investors, NA (“Barclays”) is 400 Howard Street, San Francisco, CA 94105. Information as to the beneficial ownership of Shares and address of Barclays is as reported in the Company’s 2009 Proxy Statement.

B-2

CONSENT REVOCATION CARD — GOLD

IMPORTANT

WE STRONGLY RECOMMEND THAT YOU REJECT MR. KURZ’S PROPOSALS AND HIS EFFORTS, WHICH THE INDEPENDENT COMMITTEE BELIEVES WILL BE HARMFUL TO THE COMPANY AND NOT IN THE BEST INTEREST OF ITS STOCKHOLDERS.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED GOLD CONSENT REVOCATION CARD TODAY. Please do NOT sign or return Mr. Kurz’s White consent card.

Remember, only your latest-dated card counts, so if you have already submitted to Mr. Kurz a White consent card, we urge you to revoke that consent by signing, dating and mailing the enclosed GOLD Consent Revocation Card immediately. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR REVOCATION OF CONSENT IS IMPORTANT.

Your vote is important. If you have questions or need assistance in voting your shares, please contact:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free: 888-750-5834

PLEASE RETURN YOUR GOLD CONSENT REVOCATION CARD IN THE ENVELOPE PROVIDED.

CONSENT REVOCATION
SOLICITED BY THE INDEPENDENT COMMITTEE,
ON BEHALF OF THE BOARD OF DIRECTORS
OF PRESIDENTIAL LIFE CORPORATION

The undersigned, a record holder of shares of common stock, par value $0.01 per share, of Presidential Life Corporation (the “Company”), acting with respect to all shares of the Company’s common stock held by the undersigned, hereby acts as follows concerning the proposal of Mr. Kurz set forth below.

THE INDEPENDENT COMMITTEE, ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES.

UNLESS OTHERWISE INDICATED BELOW, THIS REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH HEREIN.

UNLESS YOU SPECIFY OTHERWISE, BY SIGNING, DATING AND DELIVERING THIS REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL FOUR OF THE PROPOSALS SET FORTH HEREIN.

Please mark votes as in this example  ☒

PROPOSAL 1:	Proposal made by Mr. Kurz to remove, without cause, all members of the Company’s Board of Directors (and any person or persons, other than those elected pursuant to Mr. Kurz’s consent solicitation, elected or designated by any of such directors to fill any vacancy or newly created directorship at the time any of the actions proposed to be taken by this consent solicitation become effective), other than Mr. Kurz.

☐ YES, REVOKE MY CONSENT
☐ NO, DO NOT REVOKE MY CONSENT

PROPOSAL 2:	Proposal made by Mr. Kurz to amend Article III, Section 1 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to fix the size of the Board at nine directors, provided that any amendment to the Bylaws by the Board which would change the number of directors constituting the Board would require the vote of at least 75% of the directors then in office.

☐ YES, REVOKE MY CONSENT
☐ NO, DO NOT REVOKE MY CONSENT

PROPOSAL 3:	Proposal made by Mr. Kurz to elect Donna L. Brazile, William J. Flynn, John F. X. Mannion, Donald Shaffer, Douglas B. Sosnik, Daniel M. Theriault, Jerry Warshaw and Cliff L. Wood as directors of the Company.

☐ YES, REVOKE MY CONSENT
☐ NO, DO NOT REVOKE MY CONSENT

PROPOSAL 4:	Proposal made by Mr. Kurz to repeal each provision of the Bylaws or amendments to the Bylaws that are adopted after May 13, 2009 and before the effectiveness of any of the foregoing proposals and the seating of the Kurz Nominees on the Board.

☐ YES, REVOKE MY CONSENT
☐ NO, DO NOT REVOKE MY CONSENT

THE UNDERSIGNED HEREBY AFFIRMS THAT THE SHARES REPRESENTED HEREBY WERE HELD OF RECORD ON [___________ __], 2009:

IN ORDER FOR YOUR CONSENT REVOCATION TO BE VALID, IT MUST BE DATED.

Dated:
Print Name:
Signature (Title, if any):
Signature (if held jointly):
Title or Authority:

Please sign in the same form as name appears hereon. Executors and fiduciaries should indicate their titles. If signed on behalf of a corporation, give the title of officer signing.

PLEASE MARK, SIGN, DATE AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.